Exhibit 99.1

PMA CAPITAL [LOGO]
A Specialty Risk Management Company

Mellon Bank Center Suite 2800
1735 Market Street
Philadelphia, PA 19103-7590

PRESS RELEASE

For Release: Immediate

      Contact: Albert D. Ciavardelli
                    (215) 665-5063

PMA Capital Confirms Estimate of Loss Exposure

Philadelphia, PA, September 20, 2001 – PMA Capital (NASDAQ: PMACA) announced earlier this week that its initial and preliminary estimate of the potential exposure to the losses caused by the attacks on the World Trade Center last Tuesday to be in the range of $30 million pre-tax ($20 million after-tax), which is approximately 4 percent of consolidated statutory surplus. “Our estimate is based upon our analysis of the underwriting exposures in all of our businesses, and I am confident in the reasonableness of our estimate. Upon further review, today, we reaffirm our earlier estimate,” stated John W. Smithson, President and Chief Executive Officer of PMA Capital.

In response to the industry’s exposure to last week’s events, Standard & Poor’s (S&P) is reviewing the ratings of many insurance companies, including PMA Capital Insurance Company. Commenting on S&P’s announcement, Smithson said, “The rating agencies play an important role in the insurance marketplace. We are pleased to have reaffirmed our initial loss estimate today, and we look forward to sharing the details of our analyses with S&P. Finally, I believe that PMA Capital’s financial condition remains strong even after considering these exposures and that our ratings should remain strong as well.”

PMA Capital Corporation, headquartered in Philadelphia, Pennsylvania, is an insurance holding company, whose operating subsidiaries provide specialty risk management products and services to customers throughout the United States. The primary product lines of PMA Capital’s subsidiaries include: 1) property and casualty reinsurance, underwritten and marketed through PMA Re; 2) workers’ compensation, integrated disability and other commercial property and casualty lines of insurance in the Mid-Atlantic and Southern regions of the United States, underwritten and marketed under the trade name The PMA Insurance Group; and 3) excess and surplus lines coverages, underwritten and marketed by Caliber One. For additional information about PMA Capital and its specialty insurance businesses, please visit us at www.pmacapital.com.

Exhibit 99.1

CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
The statements contained in this press release, including those made by John W. Smithson, and oral statements made by individuals authorized to speak on behalf of PMA Capital Corporation (the “Company”) that are not historical facts are forward-looking statements and are based on estimates, assumptions and projections. Actual results may differ materially from those projected in the forward-looking statements.

These forward-looking statements are based on currently available financial, competitive and economic data and the Company’s current operating plans based on assumptions regarding future events. The Company’s actual results could differ materially from those expected by the Company’s management. The factors that could cause actual results to vary materially, some of which are described with the forward-looking statements, include, but are not limited to:
•	changes in general economic conditions, including the performance of financial markets, interest rates and the level of unemployment;
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regulatory or tax changes, including changes in risk-based capital or other regulatory standards that affect the cost of or demand for the Company’s products or otherwise affect the ability of the Company to conduct its business;

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competitive conditions resulting from the significant amount of capital in the property and casualty insurance marketplace that may affect the level of rate adequacy related to the amount of risk undertaken and that may influence the sustainability of adequate rate changes;

•	the effect of changes in workers' compensation statutes and their administration;
•	the Company’s ability to predict and effectively manage claims related to insurance and reinsurance policies;
•	the lowering or loss of one or more of the financial strength or claims paying ratings of the Company’s insurance subsidiaries;
•	adequacy of reserves for claim liabilities;
•	adverse property and casualty loss development for events the Company insured in prior years;
•	adequacy and collectibility of reinsurance purchased by the Company;
•	severity of natural disasters and other catastrophes;
•	reliance on key management; and
•	other factors disclosed from time to time in the Company’s most recent Forms 10-K, 10-Q and 8-K filed by the Company with the Securities and Exchange Commission.

Investors should not place undue reliance on any forward-looking statements. Unless otherwise stated, the Company disclaims any current intention to update forward-looking information and to release publicly the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.